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                               EXHIBIT (3)(a)(2)
                               -----------------

            TERMINATION OF PRINCIPAL UNDERWRITING AGREEMENT BY AND
             BETWEEN AEGON USA SECURITIES, INC., FORMERLY KNOWN AS
                MIDAMERICA MANAGEMENT CORPORATION, AND PFL LIFE
           INSURANCE COMPANY ON ITS OWN BEHALF AND ON THE BEHALF OF
                    PFL ENDEAVOR VARIABLE ANNUITY ACCOUNT.
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                                 TERMINATION OF
                        PRINCIPAL UNDERWRITING AGREEMENT
                                 BY AND BETWEEN
                          AEGON USA SECURITIES, INC.,
                               FORMERLY KNOWN AS,
                       MIDAMERICA MANAGEMENT CORPORATION,
                         AND PFL LIFE INSURANCE COMPANY
                     ON ITS OWN BEHALF AND ON THE BEHALF OF
                     PFL ENDEAVOR VARIABLE ANNUITY ACCOUNT.


WHEREAS, All underwriting and primary distribution activities for variable annuity or variable life insurance products for the insurance company and the separate accounts have been assigned effective as of the close of business April 30, 1998, to AFSG Securities Corporation.

THEREFORE, The undersigned parties to the Principal Underwriting Agreement dated January 18, 1990, hereby mutually agree to terminate such Agreement as of the close of business April 30, 1998.


WITNESSETH:



/s/ William L. Busler                   April 29, 1998
--------------------------              --------------
PFL Life Insurance Company              Date Signed


/s/ Lorri E. Mehaffey                   April 29, 1998
--------------------------              --------------
AEGON USA Securities, Inc.              Date Signed